SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2009
CAPITAL TRUST, INC.
(Exact Name of Registrant as specified in its charter)

Maryland	1-14788	94-6181186

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 Park Avenue, 14th Floor, New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 655-0220
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On or about January 15, 2010, Capital Trust, Inc. (the “Company”) will make 2009 bonus payments to its executive officers in the amounts of $681,575 to Stephen D. Plavin, the Company’s chief executive officer, $503,178 to Geoffrey G. Jervis, the Company’s chief financial officer, and $300,000 to Thomas C. Ruffing, the Company’s chief credit officer and head of asset management. In addition, the Company will make a payment of $600,000 to John R. Klopp, the Company’s former chief executive officer, pursuant to the previously disclosed terms of a separation and consulting agreement, dated November 19, 2009 with Mr. Klopp. The payments to Mr. Plavin, Mr. Jervis and Mr. Klopp were approved by the Company’s compensation committee (the “Committee”), subject to the approval of certain of the Company’s lenders, and such approval was obtained on December 15, 2009. In addition, the Committee approved the payment to Mr. Ruffing on December 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.
By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

Date: December 18, 2009